      As filed with the Securities and Exchange Commission on May 18, 2006
                                                      Registration No. 333-56044


                     --------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                      -------------------------------------


                                ABLE ENERGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                Delaware                               22-3520840
      (State or other jurisdiction          (IRS Employer Identification No.)
    of incorporation or organization)


                 198 Green Pond Road Rockaway, New Jersey 07866
               (Address of principal executive offices) (Zip Code)


                                 (973) 625-1012
                      -------------------------------------

                             1999 Stock Option Plan
                                       and
                              2000 Stock Bonus Plan

                      -------------------------------------

                              Gregory D. Frost
                             Chief Executive Officer
                 198 Green Pond Road Rockaway, New Jersey 07866
                     (Name and address of agent for service)

                                 (973) 625-1012
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------
                                               Proposed       Proposed
         Title of             Proposed         Maximum        Maximum
         Securities           Amount           Offering       Aggregate         Amount of
         to be                to be            Price          Offering          Registration
         Registered           Registered (1)   Per Share (2)  Price(2)          Fee
         ----------           -----------      ------------   ----------        -----------

         Common Stock         700,000          $3.00          $2,100,000        $ 525.00
         $0.001 par value     shares (3)

         Common Stock         350,000          $3.00          $1,050,000        $ 262.50
         $0.001 par value     shares (4)
                                                                                =========
                                                        Total Registration Fee: $ 787.50*

----------------------------------------------------------------------------------------------

*    Registration Fee previously paid.

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1999 Stock Option Plan and the 2000 Stock Bonus Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Able Energy, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(c) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of Able Energy, Inc. on February 15, 2000, as reported on the OTC Electronic Bulletin Board.

(3) Represents shares underlying options that may be issued pursuant to the registrant's 1999 Stock Option Plan.

(4) Represents shares that may be issued pursuant to the registrant's 2000 Stock Bonus Plan.

                                     Part II

                                EXPLANATORY NOTE

This Post-Effective Amendment Number 2 to Form S-8 is being submitted solely to replace the auditor's consent filed as Exhibit 23.1 to the Form S-8 filed February 22, 2001, with the consent attached to this filing as Exhibit 23.1.





                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on May 18, 2006.


ABLE ENERGY, INC.

By:     /s/ Gregory D. Frost
        -----------------------
        Gregory D. Frost
Title:  CEO, Chairman



SIGNATURE                                         TITLE                   DATE
----------                                        -----                   ----

/s/ Christopher P. Westad                        Director               May 18, 2006
---------------------------
Christopher P. Westad

/s/ Stephen Chalk                                Director               May 18, 2006
---------------------------
Stephen Chalk

                                                 Director               May 18, 2006
---------------------------
Patrick O'Neill

                                                 Director               May 18, 2006
---------------------------
Edward C. Miller, Jr.

/s/ Alan E. Richards                             Director               May 18, 2006
---------------------------
Alan E. Richards

/s/ Gregory D. Frost                             Director               May 18, 2006
---------------------------
Gregory D. Frost

                                                 Director               May 18, 2006
---------------------------
Solange Charas

/s/ Mark Barbera                                 Director               May 18, 2006
---------------------------
Mark Barbera
